Exhibit 99.4

LiveXLive Media to Conduct Business Update Call on Positive Developments and
Third Quarter Fiscal 2020 Financial Results on February 7, 2020

WEST HOLLYWOOD, Calif., Feb. 5, 2020 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, will hold a business update call for investors and research analysts on Friday, February 7, 2020 at 5:30 a.m. PT / 8:30 a.m. ET to discuss a number of recent and positive developments, including an update on acquisitions and an expansion of LiveXLive’s business and addressable market. LiveXLive will also discuss its operating and financial results for the quarter ended December 31, 2019 at that time. LiveXLive will issue a news release shortly prior to the call detailing these developments and quarter-end results. Management will be available for follow-up calls afterwards.

Conference Call & Webcast Information

WHEN: Friday, February 7 at 5:30 a.m. Pacific time / 8:30 a.m. Eastern time

DOMESTIC DIAL-IN: 844-746-0736

INTERNATIONAL DIAL-IN: 412-317-0796

For those unable to participate in the live conference call or webcast, a replay will be available until February 14, 2020. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10138521. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.